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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       ----------------------------------


       Date of Report (Date of earliest event reported): February 28, 2006

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)




           Delaware                        1-12387               76-0515284
(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)         of Incorporation
                                                             Identification No.)



     500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                   60045
       (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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ITEM 8.01 OTHER EVENTS

         On February 28, 2006, Tenneco Inc. announced that it is expanding its operations in China with investment in both manufacturing and engineering facilities. The company is scheduled to open its first solely-owned operation in China, an elastomer manufacturing facility in Suzhou, in June 2006. In addition, the company is extending its joint venture with Shanghai Tractor and Engine Company, a subsidiary of Shanghai Automotive Industry Corp., by establishing an engineering center to develop automotive exhaust products. The engineering center is scheduled to open at the end of 2006. Finally, the company has agreed to increase its ownership stake in the Beijing Monroe Shock Co. (a joint venture with Beijing Automotive Industry Corp.) from its current 51% to 65%. This increased investment is subject to governmental approval. These investments are described in more detail in the company's press release, dated February 28, 2006, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Description
----------     -----------

99.1           Press release issued February 28, 2006




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    TENNECO INC.


Date:    February 28, 2006                          By: /s/ Timothy R. Donovan
                                                       -------------------------
                                                       Timothy R. Donovan
                                                       Executive Vice President
                                                       and General Counsel